Contact:	Mark M. Rothleitner
Vice President
Investor Relations and Treasurer
410-716-3979

Roger A. Young
Vice President
Investor and Media Relations
410-716-3979

FOR IMMEDIATE RELEASE:  Thursday, April 23, 2009
Subject:	Black & Decker Announces First-Quarter 2009 Results

Towson, MD – The Black & Decker Corporation (NYSE: BDK) today announced that net earnings for the first quarter of 2009 were $4.9 million or $.08 per diluted share, versus $67.4 million or $1.08 per diluted share for the first quarter of 2008.  First-quarter net earnings reflect pre-tax restructuring charges of $11.9 million for 2009, and $18.3 million for 2008.  Excluding these charges in each year, first-quarter net earnings per diluted share were $.22 for 2009, versus $1.28 for 2008.  Sales decreased 28% for the quarter to $1.1 billion, including a negative 5% impact from foreign currency translation.

Nolan D. Archibald, Chairman and Chief Executive Officer, commented, “End-market conditions, particularly in Europe and the automotive industry, continued to deteriorate sharply in the first quarter.  Therefore, Black & Decker’s sales were lower than we had anticipated.  As the global economy has contracted over the past year, we have intensified our efforts to reduce costs.  These actions helped us to reduce selling, general and administrative expenses 23% this quarter and to offset the effect of lower-than-expected sales.
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“Sales in the Power Tools and Accessories segment decreased 23% for the quarter.  In the U.S. Industrial Products Group, sales decreased approximately 30% due to lower construction activity and retailer inventory reductions.  Sales decreased at a mid single-digit rate in the U.S. Consumer Products Group, primarily due to significant orders for lawn and garden products shipped in late 2008 rather than early 2009.  Our European sales decreased nearly 30%, much worse than we anticipated.  Economic conditions in the region deteriorated rapidly, especially in Eastern Europe.  Sales were flat in Latin America and declined at a double-digit rate in Asia, as economies in these regions slowed.  The segment’s operating margin decreased to 3.9%, as volume de-leveraging, cost inflation and unfavorable mix were only partly offset by cost reductions.

“Sales in the Hardware and Home Improvement segment decreased 19% for the quarter.  In the U.S. lockset business, sales decreased more than 20%, reflecting declines in residential construction and in retail sales for higher-priced products.  Sales in the U.S. Price Pfister business decreased at a double-digit rate, due to both the housing downturn and weaker demand at retail.  The segment’s operating margin decreased to 4.0%, primarily due to lower volume.

“In the Fastening and Assembly Systems segment, sales decreased 34% for the quarter.  Sales to the global automotive industry fell nearly 40%, slightly less than the decline in automotive production.  Sales were also down sharply in the industrial business, as global manufacturing slowed significantly.  The segment’s operating margin decreased to 1.9% due to the sharp sales decline.

“Our management team is focused on cash flow and liquidity, and we continue to be well-positioned.  Including cash flows from net investment hedging activities, net cash generation was negative $123 million, versus negative $71 million in the first quarter of 2008.  Lower earnings drove this comparison, as seasonal working capital requirements were typical for our first quarter.  We continue to expect net cash generation in excess of earnings and a reduction in net debt for the full year.  After the end of the quarter, we issued $350 million of senior notes due in 2014, further strengthening our liquidity position.  The Corporation’s dividend will be reviewed next week by our Board of Directors at its regularly scheduled meeting.
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“Looking ahead, we expect that the weak demand we saw in the first quarter will continue.  We anticipate that sales will decline in the second quarter at a rate similar to the first quarter, including approximately 7 percentage points of unfavorable foreign currency translation.  For the full year, we expect a sales decline of approximately 20%, including 5 points of unfavorable currency.  As a result of additional cost reductions, including restructuring savings and salary decreases, we continue to expect operating margins around 5% for the year.  Primarily due to the recent debt issuance, interest expense will be approximately $.21 per share higher than we previously anticipated.  We are reducing our diluted EPS guidance to a range of $1.50-to-$1.90 for the full year, excluding the restructuring charge, reflecting higher interest and lower sales volume.  For the second quarter, we expect diluted EPS in the range of $.35-to-$.45.

“While today’s economic environment is the most challenging in decades, I believe Black & Decker’s leading brands and world-class innovation will lead us through the recession.  We are strengthening our position in the cordless market with next-generation DEWALT® XRP™ tools, and our new Porter-Cable® offering for the tradesman and home workshop is quickly gaining traction.  Our management team is effectively balancing cost control, cash flow and growth initiatives, which should keep us profitable in the short-term and lead to continued success in the long-term.  We appreciate all of the efforts and sacrifices made by our associates to build a great future for Black & Decker.”

The Corporation will hold a conference call today at 10:00 a.m., E.T., to discuss first-quarter results and the outlook for the remainder of 2009.  Investors can listen to the conference call by visiting http://www.bdk.com and clicking on the icon labeled “Live Webcast.”  Listeners should log-in at least ten minutes prior to the beginning of the event to ensure timely access.  A replay of the call will be available at http://www.bdk.com.

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  By their nature, all forward-looking statements involve risks and uncertainties.  For a more detailed discussion of the risks and uncertainties that may affect Black & Decker’s operating and financial results and its ability to achieve the financial objectives discussed in this press release, interested parties should review the “Risk Factors” sections in Black & Decker’s reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2008.
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This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission.  Included with this release is a reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP.

Black & Decker is a leading global manufacturer and marketer of power tools and accessories, hardware and home improvement products, and technology-based fastening systems.
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THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF EARNINGS
(Dollars in Millions Except Per Share Amounts)

	Three Months Ended
	March 29, 2009	March 30, 2008

SALES	$1,073.7	$1,495.8
Cost of goods sold	732.9	978.3
Selling, general, and administrative expenses	303.0	394.6
Restructuring and exit costs	11.9	18.3
OPERATING INCOME	25.9	104.6
Interest expense (net of interest income)	15.9	16.5
Other expense	1.0	–
EARNINGS BEFORE INCOME TAXES	9.0	88.1
Income taxes	4.1	20.7
NET EARNINGS	$4.9	$67.4

NET EARNINGS PER COMMON SHARE – BASIC	$.08	$1.10

Shares Used in Computing Basic Earnings Per Share (in Millions)	59.4	60.5

NET EARNINGS PER COMMON SHARE – ASSUMING DILUTION	$.08	$1.08

Shares Used in Computing Diluted Earnings Per Share (in Millions)	59.4	61.4

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Dollars in Millions)

	March 29, 2009	December 31, 2008

ASSETS
Cash and cash equivalents	$325.0	$277.8
Trade receivables	906.4	924.6
Inventories	982.5	1,024.2
Other current assets	288.5	377.0
TOTAL CURRENT ASSETS	2,502.4	2,603.6

PROPERTY, PLANT, AND EQUIPMENT	507.4	527.9
GOODWILL	1,214.0	1,223.2
OTHER ASSETS	825.3	828.6
	$5,049.1	$5,183.3

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings	$286.2	$83.3
Current maturities of long-term debt	.1	.1
Trade accounts payable	377.5	453.1
Other current liabilities	768.0	947.4
TOTAL CURRENT LIABILITIES	1,431.8	1,483.9

LONG-TERM DEBT	1,437.7	1,444.7
POSTRETIREMENT BENEFITS	660.2	669.4
OTHER LONG-TERM LIABILITIES	458.1	460.5
STOCKHOLDERS' EQUITY	1,061.3	1,124.8
	$5,049.1	$5,183.3

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(Dollars in Millions)

	Three Months Ended
	March 29, 2009	March 30, 2008

OPERATING ACTIVITIES
Net earnings	$4.9	$67.4
Adjustments to reconcile net earnings to cash flow from operating activities:
Non-cash charges and credits:
Depreciation and amortization	31.0	33.7
Stock-based compensation	7.6	6.8
Amortization of actuarial losses and prior year service costs	3.0	3.6
Restructuring and exit costs	11.9	18.3
Other	.1	.7
Changes in selected working capital items (net of effects of businesses acquired):
Trade receivables	(2.3)	(73.9)
Inventories	15.0	(36.4)
Trade accounts payable	(69.8)	45.8
Other current liabilities	(107.3)	(88.9)
Restructuring spending	(15.1)	(3.4)
Other assets and liabilities	(148.8)	(60.6)
CASH FLOW FROM OPERATING ACTIVITIES	(269.8)	(86.9)
INVESTING ACTIVITIES
Capital expenditures	(19.8)	(25.0)
Proceeds from disposal of assets	.9	.8
Cash outflow associated with purchase of previously acquired business	(1.1)	–
Cash inflow from hedging activities	165.8	40.3
CASH FLOW FROM INVESTING ACTIVITIES	145.8	16.1
FINANCING ACTIVITIES
Net increase in short-term borrowings	203.0	126.9
Proceeds from issuance of long-term debt (net of debt issue costs of $.2)	–	99.8
Purchase of common stock	–	(133.6)
Issuance of common stock	–	.9
Cash dividends	(25.3)	(25.6)
CASH FLOW FROM FINANCING ACTIVITIES	177.7	68.4
Effect of exchange rate changes on cash	(6.5)	3.1
INCREASE IN CASH AND CASH EQUIVALENTS	47.2	.7
Cash and cash equivalents at beginning of period	277.8	254.7
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$325.0	$255.4

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION ABOUT BUSINESS SEGMENTS
(Dollars in Millions)

	Three Months Ended
	March 29, 2009	March 30, 2008

Sales to Unaffiliated Customers:

Power Tools and Accessories	$803.4	$1,038.2
Hardware and Home Improvement	171.0	211.1
Fastening and Assembly Systems	124.1	187.2
Total Reportable Business Segments	1,098.5	1,436.5
Currency Translation Adjustments	(24.8)	59.3
Consolidated	$1,073.7	$1,495.8

Segment Profit (Loss) – for Consolidated, Operating Income before Restructuring and Exit Costs:

Power Tools and Accessories	$31.0	$86.1
Hardware and Home Improvement	6.9	15.6
Fastening and Assembly Systems	2.4	29.5
Total Reportable Business Segments	40.3	131.2
Currency Translation Adjustments	2.1	8.0
Corporate, Adjustments, and Eliminations	(4.6)	(16.3)
Consolidated	$37.8	$122.9

BASIS OF PRESENTATION:

Business Segments:

The Corporation operates in three reportable business segments: Power Tools and Accessories, Hardware and Home Improvement, and Fastening and Assembly Systems. The Power Tools and Accessories segment has worldwide responsibility for the manufacture and sale of consumer and industrial power tools and accessories, lawn and garden products, and electric cleaning, automotive, lighting, and household products, as well as for product service. In addition, the Power Tools and Accessories segment has responsibility for the sale of security hardware to customers in Mexico, Central America, the Caribbean, and South America; and for the sale of plumbing products to customers outside the United States and Canada. The Hardware and Home Improvement segment has worldwide responsibility for the manufacture and sale of security hardware (except for the sale of security hardware in Mexico, Central America, the Caribbean, and South America). The Hardware and Home Improvement segment also has responsibility for the manufacture of plumbing products and for the sale of plumbing products to customers in the United States and Canada. The Fastening and Assembly Systems segment has worldwide responsibility for the manufacture and sale of fastening and assembly systems.

The profitability measure employed by the Corporation and its chief operating decision maker for making decisions about allocating resources to segments and assessing segment performance is segment profit (for the Corporation on a consolidated basis, operating income before restructuring and exit costs). In general, segments follow the same accounting policies as those described in Note 1 of Notes to Consolidated Financial Statements included in Item 8 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008, except with respect to foreign currency translation and except as further indicated below. The financial statements of a segment’s operating units located outside of the United States, except those units operating in highly inflationary economies, are generally measured using the local currency as the functional currency. For these units located outside of the United States, segment sales and elements of segment profit are translated using budgeted rates of exchange. Budgeted rates of exchange are established annually and, once established, all prior period segment data is restated to reflect the current year's budgeted rates of exchange. The amounts included in the preceding table for the Corporation’s business segments and on the line entitled “Corporate, Adjustments, and Eliminations” are reflected at the Corporation’s budgeted rates of exchange for 2009. The amounts included in the preceding table on the line entitled “Currency Translation Adjustments” represent the difference between consolidated amounts determined using those budgeted rates of exchange and those determined based upon the rates of exchange applicable under accounting principles generally accepted in the United States.

Segment profit excludes interest income and expense, non-operating income and expense, adjustments to eliminate intercompany profit in inventory, and income tax expense. In addition, segment profit excludes restructuring and exit costs.  In determining segment profit, expenses relating to pension and other postretirement benefits are based solely upon estimated service costs. Corporate expenses, as well as certain centrally managed expenses, including expenses related to share-based compensation, are allocated to each reportable segment based upon budgeted amounts. While sales and transfers between segments are accounted for at cost plus a reasonable profit, the effects of intersegment sales are excluded from the computation of segment profit. Intercompany profit in inventory is excluded from segment assets and is recognized as a reduction of cost of goods sold by the selling segment when the related inventory is sold to an unaffiliated customer. Because the Corporation compensates the management of its various businesses on, among other factors, segment profit, the Corporation may elect to record certain segment-related expense items of an unusual or non-recurring nature in consolidation rather than reflect such items in segment profit. In addition, certain segment-related items of income or expense may be recorded in consolidation in one period and transferred to the various segments in a later period.

Adoption of New Accounting Standard for FASB Staff Position No. EITF 03-6-1:

As more fully described in Note 1 of Notes to Consolidated Financial Statements included in Item 8 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008, the Corporation was required to adopt FASB Staff Position (FSP) No. EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payments Transactions are Participating Securities (FSP EITF 03-6-1), effective January 1, 2009.  FSP EITF 03-6-1 clarifies whether instruments granted in share-based payment transactions should be included in the computation of earnings per share using the two-class method prior to vesting and requires that all prior-period EPS data presented be adjusted retrospectively.

The Corporation adopted FSP EITF 03-6-1 effective January 1, 2009. Accordingly, basic and diluted earnings per share for the three months ended March 30, 2008, have been adjusted to reflect the adoption of FSP EITF 03-6-1.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE:

To supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), the Corporation provides additional measures of operating results, net earnings, and earnings per share adjusted to exclude certain costs, expenses, and gains and losses. Also, in addition to measuring its cash flow based upon operating, investing and financing activities classifications established under GAAP, the Corporation also measures its net cash generation. The Corporation believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for its future performance.

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows.

Diluted earnings per share, excluding restructuring charges:

The calculation of diluted earnings per share for the three months ended March 29, 2009 and March 30, 2008, excluding restructuring charges follows (dollars in millions, except per share amounts):

	Three Months Ended
	March 29, 2009	March 30, 2008

Net earnings	$4.9	$67.4
Excluding:
Restructuring charges, net of tax	8.4	12.2
Net earnings, excluding restructuring charges	$13.3	$79.6

Net earnings available to common stockholders, excluding restructuring charges	$13.1	$78.6

Diluted earnings per common share	$.08	$1.08
Excluding:
Restructuring charges, net of tax, per common share – assuming dilution	.14	.20
Net earnings, excluding restructuring charges per common share – assuming dilution	$.22	$1.28

Shares used in computing diluted earnings per share (in millions)	59.4	61.4

Net Cash Generation:

The calculation of net cash generation, which is defined by the Corporation as free cash flow (defined as cash flow from operating activities, less capital expenditures, plus proceeds from the disposal of assets) and cash flows from net investment hedging activities for the three months ended March 29, 2009 and March 30, 2008, is as follows (dollars in millions):

	Three Months Ended
	March 29, 2009	March 30, 2008

Cash flow from operating activities	$(269.8)	$(86.9)
Capital expenditures	(19.8)	(25.0)
Proceeds from disposals of assets	.9	.8
Free cash flow	(288.7)	(111.1)
Cash inflow from net investment hedging activities	165.8	40.3
Net cash generation	$(122.9)	$(70.8)

Diluted earnings per share, excluding the restructuring charge, for the full year 2009:

This press release includes a forward-looking statement with respect to management’s expectation that the Corporation’s diluted earnings per share would range from $1.50 to $1.90 for the full year, excluding the impact of the first quarter restructuring charge of $0.14 per share.  Management’s expectation is that the Corporation’s diluted earnings per share would range from $1.36 to $1.76 for the full year, including the impact of the first quarter restructuring charge.